UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 29, 2010 (October 28, 2010)

GOVERNMENT PROPERTIES INCOME TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-34364	26-4273474
(Commission File Number)	(IRS Employer Identification No.)

400 Centre Street, Newton, Massachusetts	02458
(Address of Principal Executive Offices)	(Zip Code)

617-219-1440

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
Item 1.02.	Termination of Material Definitive Agreement.
Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On October 28, 2010, Government Properties Income Trust, we or us, entered into a new $500 million unsecured revolving credit facility, or the new credit facility, with Wells Fargo Bank, National Association and a syndicate of other lenders. The new credit facility replaces our previously existing $250 million secured revolving credit facility, or the terminated credit facility, that was scheduled to mature on April 24, 2012.  The stated maturity date of the new credit facility is October 28, 2013 and, subject to the payment of an extension fee and meeting certain other conditions, we have an option to extend the stated maturity date by one year.

Amounts borrowed under the new credit facility bear interest at LIBOR plus a margin of 2.10%, that is subject to adjustment based on changes to our senior unsecured debt ratings.  Borrowings under the new credit facility are unsecured, and are guaranteed by substantially all of our subsidiaries.  Funds available under the new credit facility may be drawn, repaid and redrawn until maturity and there are no scheduled principal payments prior to maturity.  The new credit facility provides for acceleration of payment of all amounts payable upon the occurrence and continuation of certain events of default, including upon a change of control.  The proceeds of the new credit facility are available for general business purposes, including acquisitions.  The new credit facility agreement contains a number of covenants which restrict our ability to incur debts in excess of calculated amounts, restrict our ability to make distributions under certain circumstances and generally require us to maintain certain financial ratios.

The foregoing description of the new credit facility is not complete and is subject to and qualified in its entirety by reference to the new credit facility agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

10.1                           Credit Agreement dated as of October 28, 2010 by and among Government Properties Income Trust, Wells Fargo Bank, National Association, as Administrative Agent, Bank of America, N.A., as Syndication Agent, and the other parties thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOVERNMENT PROPERTIES INCOME TRUST

By:	/s/ David M. Blackman
Name:	David M. Blackman
Title:	Treasurer and Chief Financial Officer

Dated:  October 29, 2010